UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

MARKFORGED HOLDING CORPORATION

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On September 27, 2024, the following email was sent to Markforged Holding Corporation’s channel partners:

Team,

For more than a decade, Markforged has been on a journey to introduce the world to industrial-grade 3D printing and to revolutionize manufacturing along the way. I’m excited to announce that we are embarking on the next phase of our journey through a merger with Nano Dimension (who is also in the process of acquiring Desktop Metal) to build a world-leading innovative additive company! You can read the joint press release we issued here.

By combining our businesses, we believe we will be best positioned to drive growth and serve our customers with the most impressive portfolio of innovative additive manufacturing technologies for true production applications. Together, Markforged and Nano Dimension will have the scale and financial resources that we believe will enable us to execute our long term strategic objectives and become the solution of choice for every manufacturing floor for many years to come!

We also believe this merger will create amazing opportunities for many of you! As we combine our businesses, we are confident this will enable our long term path to sustainability, but more than that, will expand our product portfolio in a meaningful way. We anticipate that our channel partners will have a wider range of solutions to sell and create efficiencies and optimize sales efforts into existing and new accounts.

The transaction is currently expected to be completed by the first quarter of 2025, pending regulatory approvals and other customary closing conditions, including Markforged shareholder approval.

No doubt you will have a lot of questions. We will keep you all informed and up-to-date as transparently as possible. Thank you for your patience and your continued focus and efforts as we work through those details.

Until the transaction closes, we will continue to operate as independent companies, so it remains business as usual. During this crucial time, we need to keep laser focused on delivering value to our customers and continue growing our business and hitting our targets!

I’m excited for the future ahead for Markforged and our amazing #oneteam - thank YOU once again all for all the hard work towards this amazing milestone!

Shai

Additional Information and Where to Find It

In connection with the proposed transaction between Markforged Holding Corporation (“Markforged”) and Nano Dimension Ltd. (“Nano”), Markforged intends to file a proxy statement on Schedule 14A (the “proxy statement”) relating to a special meeting of its stockholders with the Securities and Exchange Commission (“SEC”). Markforged may also file other relevant documents with the SEC in connection with the proposed transaction. This document is not a substitute for the proxy statement or any other document that Markforged may file with the SEC. The definitive proxy statement (if and when available) will be mailed to stockholders of Markforged. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement (if and when available) and other filings containing important information about Markforged and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Markforged will be available free of charge on Markforged’s website at https://investors.markforged.com/sec-filings.

Participants in the Solicitation

Markforged, Nano and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Markforged is set forth in Markforged’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2024. Information about the directors and executive officers of Nano is set forth in Nano’s Annual Report on Form 20-F, which was filed with the SEC on March 21, 2024. Markforged stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Markforged directors and executive officers in the transaction, which may be different than those of Markforged’s stockholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Forward-Looking Statements

Any statements in this message about Markforged’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to the proposed transaction between Markforged and Nano, the benefits sought to be achieved through the transaction, the anticipated timing of the transaction, the potential effects of the transaction, the possibility of any termination of the merger agreement, the ability of Markforged and Nano to complete the transactions contemplated by the merger agreement, including the parties ability to satisfy the conditions to the consummation of the merger contemplated thereby and the other conditions set forth in the merger agreement, Markforged’s business and expectations regarding outlook and all underlying assumptions, Nano’s and Markforged’s objectives, plans and strategies, operating trends in markets where Markforged operates, projections of results of operations or of financial condition and all other statements other than statements of historical fact that address activities, events or developments that Markforged intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words “outlook,” “guidance,” “expects,” “believes,” “anticipates,” “should,” “estimates,” “may,” “will,” “intends,” “projects,” “could,” “would,” “estimate,” “potential,” “continue,” “plan,” “target,” or the negative of these words or similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause Markforged’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may cause Markforged’s or Nano’s actual results or performance to be materially different from those expressed or implied in the forward-looking statements include, but are not limited to: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (ii) the effect of the announcement of the proposed transaction on the ability of Markforged to operate its business and retain and hire key personnel and to maintain favorable business relationships; (iii) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (v) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including the receipt of required regulatory approvals and the requisite approval of Markforged stockholders; (vi) the response of competitors, suppliers and customers to the proposed transaction; (vii) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (viii) significant costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) restrictions during the pendency of the proposed transaction that may impact Markforged’s ability to pursue certain business opportunities; and (xi) other risks, uncertainties and factors discussed and described in reports filed with the SEC by Markforged and Nano from time to time, including those under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K, 10-Q or 20-F, as applicable, and subsequent filings with the SEC.

The forward-looking statements included in this communication are made only as of the date hereof. Markforged undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.